Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of iShares, Inc. of our reports dated October 22, 2025, relating to the financial statements and financial highlights of the funds listed in Appendix A, which appear in iShares, Inc.’s Certified Shareholder Report on Form N-CSR for the year ended August 31, 2025. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
December 18, 2025

Appendix A

iShares, Inc.

1.	iShares Core MSCI Emerging Markets ETF
2.	iShares Currency Hedged MSCI Emerging Markets ETF
3.	iShares Emerging Markets Equity Factor ETF
4.	iShares ESG Aware MSCI EM ETF
5.	iShares MSCI Agriculture Producers ETF
6.	iShares MSCI Australia ETF
7.	iShares MSCI Austria ETF
8.	iShares MSCI Belgium ETF
9.	iShares MSCI BIC ETF
10.	iShares MSCI Brazil ETF
11.	iShares MSCI Canada ETF
12.	iShares MSCI Chile ETF
13.	iShares MSCI Emerging Markets Asia ETF
14.	iShares MSCI Emerging Markets ETF
15.	iShares MSCI Emerging Markets ex China ETF
16.	iShares MSCI Emerging Markets Min Vol Factor ETF
17.	iShares MSCI Emerging Markets Small-Cap ETF
18.	iShares MSCI Eurozone ETF
19.	iShares MSCI France ETF
20.	iShares MSCI Germany ETF
21.	iShares MSCI Global Energy Producers ETF*
22.	iShares MSCI Global Gold Miners ETF
23.	iShares MSCI Global Metals & Mining Producers ETF
24.	iShares MSCI Global Min Vol Factor ETF
25.	iShares MSCI Global Silver and Metals Miners ETF
26.	iShares MSCI Hong Kong ETF
27.	iShares MSCI Israel ETF
28.	iShares MSCI Italy ETF
29.	iShares MSCI Japan ETF
30.	iShares MSCI Japan Small-Cap ETF
31.	iShares MSCI Malaysia ETF
32.	iShares MSCI Mexico ETF
33.	iShares MSCI Netherlands ETF
34.	iShares MSCI Pacific ex Japan ETF
35.	iShares MSCI Singapore ETF
36.	iShares MSCI South Africa ETF
37.	iShares MSCI South Korea ETF
38.	iShares MSCI Spain ETF
39.	iShares MSCI Sweden ETF
40.	iShares MSCI Switzerland ETF
41.	iShares MSCI Taiwan ETF
42.	iShares MSCI Thailand ETF
43.	iShares MSCI Turkey ETF
44.	iShares MSCI USA Equal Weighted ETF
45.	iShares MSCI World ETF

*	Effective October 29, 2025, fund name changed to iShares U.S. Power Infrastructure ETF

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